Exhibit 5.1
April 3, 2009
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, New Jersey 08512
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by: (A) the Company from time to time of (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of the debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, and/or (vi) any combination of the foregoing, and (B) those certain stockholders of the Company identified in the Prospectus as Selling Stockholders (the “Selling Stockholders”) from time to time of the Common Stock identified as being beneficially owned by such Selling Stockholders in the Prospectus (the “Selling Stockholders Shares”). The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are herein referred to as the “Registered Securities”. The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. The Selling Stockholders Shares may be sold by the Selling Stockholders from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of

Amicus Therapeutics, Inc.
April 3, 2009

Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.
     The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, and “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).
     We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind including our opinion expressed in paragraph 5 below, insofar as it relates to the Selling Stockholders Shares being fully paid) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.
     For purposes of this opinion letter, we have assumed that:
     (i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Restated Certificate of Incorporation of the Company, as amended from time to time, the Restated By-laws of the Company as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;
     (ii) any shares of Common Stock issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

Amicus Therapeutics, Inc.
April 3, 2009

     (iii) any shares of Preferred Stock issued pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;
     (iv) any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); and
     (v) any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture.
     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.
     Based upon the foregoing, we are of the opinion that:
     1. Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.
     2. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly

Amicus Therapeutics, Inc.
April 3, 2009

authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.
     3. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be validly issued.
     4. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to an Indenture or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be validly issued.
     5. The Selling Stockholders Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,
/s/ Bingham McCutchen LLP
BINGHAM McCUTCHEN LLP